                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       December 23, 1999
                                                --------------------------------



                          Susquehanna Bancshares, Inc.
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Pennsylvania                          0-10674            23-2201716
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(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)            dentification No.)


26 North Cedar Street, Lititz, Pennsylvania               17543
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code (717) 626-4721
                                                   -----------------------------


                                 Not Applicable
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             (Former Name or Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS

Susquehanna Bancshares, Inc. ("Susquehanna") has agreed to acquire Valley Forge Asset Management Corp. ("VFAM"), a Pennsylvania asset management corporation registered as both a broker/dealer and as an investment advisor, and Valley Forge Investment Company, Inc. ("VFICO"), VFAM's parent corporation. Both VFAM and VFICO are headquartered in King of Prussia, Pennsylvania.

Pursuant to the definitive Stock Purchase Agreement with VFAM and its shareholders, and the definitive Agreement and Plan of Reorganization with VFICO, both dated December 23, 1999, Susquehanna will acquire all of the outstanding stock of VFAM and VFICO in cash transactions. The acquisitions are expected to close in the first quarter of next year, pending various federal and state regulatory approval and other conditions, as well as the approval of the shareholders of VFAM and VFICO.

A copy of Susquehanna's Press Release regarding the acquisitions is attached hereto as Exhibit 99 and is hereby incorporated by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits.

          Reference is made to the Exhibit Index annexed hereto and made a part hereof.


                                   SIGNATUIRES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Susquehanna has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    SUSQUEHANNA BANCSHARES, INC.



Date:  December 27, 1999                            By: /s/ Robert S. Bolinger
                                                        ------------------------
                                                        Robert S. Bolinger
                                                        President and Chief
                                                          Executive Officer


EXHIBIT INDEX

Exhibit

99 Press Release - Press Release of Susquehanna, dated December 27, 1999, regarding the execution of the Stock Purchase Agreement and the Agreement and Plan of Reorganization



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